Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Amber McCasland
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-6803
	Investor-relations@levi.com		AMcCasland@levi.com
LEVI STRAUSS & CO. ANNOUNCES FIRST-QUARTER 2014 FINANCIAL RESULTS

SAN FRANCISCO (April 8, 2014) – Levi Strauss & Co. (LS&Co.) announced financial results today for the first quarter ended February 23, 2014.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	February 23, 2014	February 24, 2013	As Reported
Net revenues	$1,130	$1,147	(1)%
Net income	$50	$107	(53)%
Adjusted EBIT	$159	$175	(9)%

Net revenues declined one percent on a reported basis and were flat on a constant-currency basis, reflecting lower sales at wholesale in the Americas, partially offset by improved performance in Asia and Europe. First quarter net income declined 53 percent to $50 million, primarily reflecting restructuring and other charges related to the launch of a global productivity initiative. Excluding the global productivity initiative charges, adjusted EBIT declined nine percent to $159 million due to lower gross margin and higher retail costs.

“We knew the first quarter would be challenging, but a heavier promotional environment and unusually bad weather made it even more difficult than we expected,” said Chip Bergh, president and chief executive officer. “While we anticipate the market environment to remain challenging for the next few quarters, we are staying focused on what’s within our control—product, commercially-driven marketing, and our cost structure—to drive long-term profitable growth.”

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LS&Co. Q1 2014 Results/Add One
April 8, 2014

First-Quarter 2014 Highlights

▪
Gross profit in the first quarter declined to $576 million compared with $592 million for the same quarter of 2013. Gross margin for the first quarter was down slightly to 51.0 percent of revenues compared with 51.6 percent of revenues in the same quarter of 2013. The gross margin decline reflected higher discounted sales and inventory markdowns as well as product investment costs.

▪
Selling, general and administrative expenses (SG&A) for the first quarter increased to $425 million from $410 million in the same quarter of 2013. The increase in SG&A was primarily driven by the retail network and $6 million in charges, primarily consulting fees for a centrally-led procurement project, associated with the first phase of a global productivity initiative.

▪
Restructuring charges of $58 million were recorded in the first quarter of 2014 associated with the first phase of a global productivity initiative, primarily reflecting severance benefit costs associated with anticipated staffing reductions.

▪	Operating income of $94 million in the first quarter was down from $181 million in the same quarter of 2013 due to the restructuring charges, higher SG&A and lower gross margin.

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	February 23, 2014	February 24, 2013		February 23, 2014	February 24, 2013
Americas	$627	$647	(3)%	$111	$132	(16)%
Europe	$300	$297	1%	$71	$63	13%
Asia	$203	$203	—	$47	$49	(4)%

* Note: regional operating income is equal to regional adjusted EBIT.

•
Net revenues in the Americas were down at wholesale, primarily due to lower sales of women’s products. Retail sales grew, primarily due to the timing of the Black Friday sales week, which occurred during the company’s first quarter. Operating income declined due to the region’s lower gross margin and net revenues.

•	Net revenues in Europe grew on a constant-currency basis due to performance and expansion of the company-operated retail network. Higher operating income reflected lower SG&A.

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LS&Co. Q1 2014 Results/Add Two
April 8, 2014

•
Net revenues in Asia grew on a constant-currency basis, reflecting improved product availability during the Chinese New Year sales season. Operating income declined, driven by the unfavorable impact of currency.

Cash Flow and Balance Sheet

At February 23, 2014, cash and cash equivalents of $503 million were complemented by $626 million available under the company's revolving credit facility, resulting in a total liquidity position of $1.1 billion. Free cash flow for the first quarter was $21 million. During the quarter, the company declared a $30 million dividend, which has been paid in the company’s second fiscal quarter. Net debt at the end of the first quarter remained less than $1.1 billion.

Subsequent to the first quarter end, the company amended and restated its asset-based, senior secured revolving credit facility, extending the term, improving availability and obtaining more favorable interest rates and terms.

Investor Conference Call

The company’s first-quarter 2014 investor conference call will be available through a live audio webcast at http://levistrauss.com/investors/#earnings-webcast today, April 8, 2014, at 1 p.m. Pacific / 4 p.m. Eastern. A replay is available on the website the same day and will be archived for one month. A telephone replay also is available through April 14, 2014, at 800-642-1687.

Forward Looking Statement

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2013 and our Quarterly Report on Form 10-Q for the quarter ended February 23, 2014, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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LS&Co. Q1 2014 Results/Add Three
April 8, 2014

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations.

See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE FIRST QUARTER OF 2014” below for reconciliation to the most comparable GAAP financial measures.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,700 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2013 net revenues were $4.7 billion. For more information, go to http://levistrauss.com.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	February 23, 2014	November 24, 2013
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$502,830	$489,258
Trade receivables, net of allowance for doubtful accounts of $18,205 and $18,264	388,315	446,671
Inventories:
Raw materials	3,774	3,361
Work-in-process	6,157	6,597
Finished goods	655,682	593,909
Total inventories	665,613	603,867
Deferred tax assets, net	196,582	187,836
Other current assets	116,189	112,082
Total current assets	1,869,529	1,839,714
Property, plant and equipment, net of accumulated depreciation of $787,593 and $775,933	422,672	439,861
Goodwill	241,756	241,228
Other intangible assets, net	48,460	49,149
Non-current deferred tax assets, net	452,723	448,839
Other non-current assets	110,814	108,627
Total assets	$3,145,954	$3,127,418

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$35,489	$41,861
Accounts payable	249,772	254,516
Accrued salaries, wages and employee benefits	161,822	209,966
Restructuring liabilities	56,978	—
Accrued interest payable	32,530	5,346
Accrued income taxes	27,323	11,301
Other accrued liabilities	219,853	262,488
Total current liabilities	783,767	785,478
Long-term debt	1,510,302	1,504,016
Long-term capital leases	10,699	10,243
Postretirement medical benefits	121,651	122,248
Pension liability	327,372	326,767
Long-term employee related benefits	74,429	73,386
Long-term income tax liabilities	28,572	30,683
Other long-term liabilities	59,729	61,097
Total liabilities	2,916,521	2,913,918
Commitments and contingencies
Temporary equity	38,796	38,524

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,446,988 shares and 37,446,087 shares issued and outstanding	374	374
Additional paid-in capital	9,405	7,361
Retained earnings	495,928	475,960
Accumulated other comprehensive loss	(317,989)	(312,029)
Total Levi Strauss & Co. stockholders’ equity	187,718	171,666
Noncontrolling interest	2,919	3,310
Total stockholders’ equity	190,637	174,976
Total liabilities, temporary equity and stockholders’ equity	$3,145,954	$3,127,418
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	February 23, 2014	February 24, 2013
	(Dollars in thousands) (Unaudited)
Net revenues	$1,129,990	$1,146,678
Cost of goods sold	553,637	554,800
Gross profit	576,353	591,878
Selling, general and administrative expenses	424,762	410,423
Restructuring	57,935	—
Operating income	93,656	181,455
Interest expense	(31,829)	(32,157)
Loss on early extinguishment of debt	—	(114)
Other income, net	4,183	6,066
Income before income taxes	66,010	155,250
Income tax expense	16,387	48,375
Net income	49,623	106,875
Net loss attributable to noncontrolling interest	348	145
Net income attributable to Levi Strauss & Co.	$49,971	$107,020

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended
	February 23, 2014	February 24, 2013
	(Dollars in thousands) (Unaudited)
Net income	$49,623	$106,875
Other comprehensive loss, net of related income taxes:
Pension and postretirement benefits	2,302	3,909
Net investment hedge losses	(4,228)	(3,638)
Foreign currency translation losses	(4,114)	(3,097)
Unrealized gain (loss) on marketable securities	39	(962)
Total other comprehensive loss	(6,001)	(3,788)
Comprehensive income	43,622	103,087
Comprehensive loss attributable to noncontrolling interest	389	806
Comprehensive income attributable to Levi Strauss & Co.	$44,011	$103,893

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	February 23, 2014	February 24, 2013
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$49,623	$106,875
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,945	28,368
Asset impairments	234	835
Loss (gain) on disposal of assets	3	(149)
Unrealized foreign exchange gains	(3,785)	(6,189)
Realized (gain) loss on settlement of forward foreign exchange contracts not designated for hedge accounting	(5,915)	2,710
Employee benefit plans’ amortization from accumulated other comprehensive loss	3,692	5,767
Noncash restructuring charges	957	—
Noncash loss on extinguishment of debt	—	114
Amortization of deferred debt issuance costs	1,099	1,066
Stock-based compensation	2,314	1,435
Allowance for doubtful accounts	703	2,153
Change in operating assets and liabilities:
Trade receivables	63,555	97,437
Inventories	(55,739)	(56,050)
Other current assets	(8,749)	12,471
Other non-current assets	168	(6,629)
Accounts payable and other accrued liabilities	(45,417)	2,859
Restructuring liabilities	56,978	—
Income tax liabilities	3,020	34,212
Accrued salaries, wages and employee benefits and long-term employee related benefits	(53,302)	(83,244)
Other long-term liabilities	(326)	(1,093)
Other, net	(384)	106
Net cash provided by operating activities	35,674	143,054
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(20,434)	(20,883)
Proceeds from sale of assets	47	45
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	5,915	(2,710)
Acquisitions, net of cash acquired	(75)	—
Net cash used for investing activities	(14,547)	(23,548)
Cash Flows from Financing Activities:
Repayments of long-term debt and capital leases	(1,029)	(50,450)
Proceeds from short-term credit facilities	3,088	24,668
Repayments of short-term credit facilities	(2,423)	(27,143)
Other short-term borrowings, net	(7,179)	2,128
Restricted cash	560	(127)
Excess tax benefits from stock-based compensation	29	—
Dividend to stockholders	—	(25,076)
Net cash used for financing activities	(6,954)	(76,000)
Effect of exchange rate changes on cash and cash equivalents	(601)	(44)
Net increase in cash and cash equivalents	13,572	43,462
Beginning cash and cash equivalents	489,258	406,134
Ending cash and cash equivalents	$502,830	$449,596

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$2,490	$4,580
Income taxes	13,441	(15,376)
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FIRST QUARTER OF 2014

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on April 8, 2014, discussing the company’s financial condition and results of operations as of and for the quarter ended February 23, 2014. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, payments (proceeds) on settlement of forward foreign exchange contracts not designated for hedge accounting, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax expense, interest expense, loss on early extinguishment of debt, other expense (income), net, restructuring and related charges, severance and asset impairment charges, net, and pension and postretirement benefit plan curtailment and net settlement losses (gains), net.

Free cash flow:

	Three Months Ended
($ millions)	February 23, 2014	February 24, 2013
	(unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$35.7	$143.1

Non-GAAP measure:
Net cash provided by operating activities	$35.7	$143.1
Purchases of property, plant and equipment	(20.4)	(20.9)
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	5.9	(2.7)
Dividend to stockholders	—	(25.1)
Free cash flow	$21.2	$94.4

Net debt:

($ millions)	February 23, 2014	November 24, 2013
	(unaudited)
Most comparable GAAP measure:
Total long-term and short-term debt	$1,546	$1,546

Non-GAAP measure:
Total long-term and short-term debt	$1,546	$1,546
Cash and cash equivalents	(503)	(489)
Net debt	$1,043	$1,057

Adjusted EBIT:

	Three Months Ended
($ millions)	February 23, 2014	February 24, 2013
	(unaudited)
Most comparable GAAP measure:
Operating income	$93.7	$181.5

Non-GAAP measure:
Net income	$49.6	$106.9
Income tax expense	16.4	48.4
Interest expense	31.9	32.2
Loss on early extinguishment of debt	—	0.1
Other (income) expense, net	(4.2)	(6.1)
Restructuring and related charges, severance and asset impairment charges, net	63.8	(6.4)
Pension and postretirement benefit plan curtailment and net settlement (gains) losses, net	1.0	—
Adjusted EBIT	$158.5	$175.1